SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported) November 2, 2005 (October 26, 2005)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-21566	84-1219819
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117
Address of Principal Executive Offices
Zip Code

(702) 212-4530
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

During the period from August 12, 2005 through October 26, 2005, WinWin Gaming, Inc. (the “Company”) issued an aggregate of 2,946,000 shares of its Common Stock (the “Shares”) $0.50 per share. The aggregate offering price for the Shares was $1,473,000.

The Investors executed and delivered to the Company a Subscription Agreement, in which each Investor made, among others, the following representations: (a) the Investor acknowledged that the Shares being acquired will be acquired for the Investor's own account without a view to public distribution; and (b) the Investor has indicated that it is an accredited investor and is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares. Management determined that each Investor is an Accredited Investor (as defined in Regulation D) and that each Investor is also a sophisticated investor. As a result of management’s determination, the issuance of the Shares was effected in reliance on the exemption from the registration provisions of the Securities Act of 1933 provided by Regulation D, Rule 506.

The form of Subscription Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
No.	Description

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINWIN GAMING, INC.

Date: November 2, 2005	By:	/s/ Larry Goldman
Larry Goldman, Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Form of Subscription Agreement.